EXHIBIT 5.1
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VEDDER PRICE                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                   222 NORTH LASALLE STREET
                                   CHICAGO, ILLINOIS 60601-1003
                                   312-609-7500
                                   FACSIMILE: 312-609-5005

                                   A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                        KAUFMAN & KAMMHOLZ, P.C.
                                   WITH OFFICES IN CHICAGO AND NEW YORK CITY

                                   December 14, 1999


Sames Corporation
9201 W. Belmont Avenue
Franklin Park, IL 60131

         Re:      Registration Statement on Form S-8
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Ladies and Gentlemen:

     We are acting as counsel to Sames Corporation (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 100,000 shares of the Company's common stock, $1.00 par value (the "Common Stock"). The Common Stock is issuable under the Sames Employee Stock Purchase Plan (the "Plan"). The opinion set forth below relates only to the shares of Common Stock issuable pursuant to the Plan which is covered by the Registration Statement.

     In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Certificate of Incorporation, as amended, and the By-Laws of the Company, the Plan, as well as such other corporate records, documents and papers as we deemed necessary to examine for purposes of this opinion. In making such examination, we have assumed as true, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures. We have also assumed as true, without independent review or verification, facts certified to us by certain executive officers of the Company and by public officials.

     Based on the foregoing and subject to the approval of the Plan by the Registrant's stockholders at its 2000 Annual Meeting of Stockholders, we are of the opinion that the 100,000 shares of Common Stock when issued by the Company in accordance with the Plan will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

     The opinion expressed herein is limited to the federal securities laws and the laws of the State of Illinois currently in effect.

     We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.

                                   Sincerely,

                                   /s/ Vedder, Price, Kaufman & Kammholz
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                                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ